Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick
Vice President, Investor Relations
(908) 277-8413

Media Relations:	Holly P. Glass
Vice President, Government and Public Relations
(703) 754-2848

BARD ANNOUNCES SECOND QUARTER RESULTS

REVENUE UP 13 PERCENT AS REPORTED,

10 PERCENT EXCLUDING FOREIGN EXCHANGE

MURRAY HILL, NJ — (July 23, 2008) — C. R. Bard, Inc. (NYSE: BCR) today reported 2008 second quarter financial results. Second quarter 2008 net sales were $617.1 million, an increase of 13 percent over the prior-year period. Excluding the impact of foreign exchange, second quarter 2008 net sales increased 10 percent over the prior-year period.

For the second quarter 2008, net sales in the U.S. were $406.3 million and net sales outside the U.S. were $210.8 million, an increase of 8 percent and 23 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, second quarter 2008 net sales outside the U.S. increased 13 percent over the prior-year period.

For the second quarter 2008, net income was $77.9 million and diluted earnings per share were $0.76, a decrease of 20 percent and 16 percent, respectively, as compared to second quarter 2007 results. Adjusting for items that affect comparability between periods as detailed in the tables below, second quarter 2008 net income was $112.8 million and diluted earnings per share were $1.10, an increase of 14 percent and 18 percent, respectively, as compared to second quarter 2007 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We are pleased with our overall performance in the second quarter. Through the strength of our diversified portfolio, we delivered double-digit revenue growth in constant currency. Earnings results were again strong and we continue to invest for long-term growth through our new product and business development activities.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our March 31, 2008 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(in thousands except per share amounts, unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net Sales	$617,100	$545,700	$1,201,100	$1,073,900
Cost and Expenses
Cost of goods sold	243,600	216,600	469,100	423,100
Marketing, selling & administrative expense	180,800	160,500	349,700	314,200
Research and development expense	38,200	35,100	124,000	65,200
Interest expense	3,000	3,000	6,000	5,900
Other (income) expense, net	32,600	(8,800)	28,600	(16,200)

Total costs and expenses	498,200	406,400	977,400	792,200

Income from continuing operations before income taxes	118,900	139,300	223,700	281,700

Income tax provision	41,000	41,800	67,800	82,600

Income from continuing operations	77,900	97,500	155,900	199,100

Income on discontinued operations	—	—	—	—

Net income	$77,900	$97,500	$155,900	$199,100

Basic earnings per share:
Income from continuing operations	$0.78	$0.94	$1.56	$1.93
Net income per share	$0.78	$0.94	$1.56	$1.93

Diluted earnings per share:
Income from continuing operations	$0.76	$0.91	$1.52	$1.86
Net income per share	$0.76	$0.91	$1.52	$1.86

Wt. avg. common shares outstanding—basic	99,300	103,600	99,700	103,400

Wt. avg. common shares outstanding—diluted	102,400	106,900	102,900	106,800

Product Group Summary of Net Sales

(in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
				Constant				Constant
	2008	2007	Change	Currency	2008	2007	Change	Currency
Vascular	$163,600	$135,900	20%	14%	$314,000	$263,600	19%	14%
Urology	176,400	160,900	10%	8%	345,100	316,100	9%	7%
Oncology	163,700	141,900	15%	13%	313,700	269,700	16%	14%
Surgical Specialties	88,900	86,500	3%	—	181,900	183,600	(1)%	(3)%
Other	24,500	20,500	20%	18%	46,400	40,900	13%	12%

Net sales	$617,100	$545,700	13%		$1,201,100	$1,073,900	12%

FX impact		16,100				28,200

Constant Currency	$617,100	$561,800		10%	$1,201,100	$1,102,100		9%

Reconciliation of Earnings

(in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2008
			Other	Income
	Cost of	Research &	(Income)	Tax	Net	Diluted
	Goods	Development	Expense,	Provision	Income	Earnings
	Sold	Expense	Net	(Benefit)	(Loss)	Per Share
GAAP Basis	$243.6	$38.2	$32.6	$41.0	$77.9	$0.76
Items that affect comparability of results between periods:
Asset disposition	(3.7)	—	(36.8)	5.6	34.9

Total	(3.7)	—	(36.8)	5.6	34.9	0.34

Adjusted Basis	$239.9	$38.2	$(4.2)	$46.6	$112.8	$1.10

	Quarter Ended June 30, 2007
			Other	Income
	Cost of	Research &	(Income)	Tax	Net	Diluted
	Goods	Development	Expense,	Provision	Income	Earnings
	Sold	Expense	Net	(Benefit)	(Loss)	Per Share
GAAP Basis	$216.6	$35.1	$(8.8)	$41.8	$97.5	$0.91
Items that affect comparability of results between periods:
Purchased research & development	—	(1.6)	—	0.1	1.5

Total	—	(1.6)	—	0.1	1.5	0.02

Adjusted Basis	$216.6	$33.5	$(8.8)	$41.9	$99.0	$0.93

	Six Months Ended June 30, 2008
			Other	Income
	Cost of	Research &	(Income)	Tax	Net	Diluted
	Goods	Development	Expense,	Provision	Income	Earnings
	Sold	Expense	Net	(Benefit)	(Loss)	Per Share
GAAP Basis	$469.1	$124.0	$28.6	$67.8	$155.9	$1.52
Items that affect comparability of results between periods:
Asset disposition	(3.7)	—	(36.8)	5.6	34.9
Purchased research & development	—	(49.3)	—	18.2	31.1

Total	(3.7)	(49.3)	(36.8)	23.8	66.0	0.64

Adjusted Basis	$465.4	$74.7	$(8.2)	$91.6	$221.9	$2.16

	Six Months Ended June 30, 2007
			Other	Income
	Cost of	Research &	(Income)	Tax	Net	Diluted
	Goods	Development	Expense,	Provision	Income	Earnings
	Sold	Expense	Net	(Benefit)	(Loss)	Per Share
GAAP Basis	$423.1	$65.2	$(16.2)	$82.6	$199.1	$1.86
Items that affect comparability of results between periods:
Purchased research & development	—	(1.6)	—	0.1	1.5

Total	—	(1.6)	—	0.1	1.5	0.02

Adjusted Basis	$423.1	$63.6	$(16.2)	$82.7	$200.6	$1.88

Notes

•

For the second quarter 2008, a charge of $40.5 million pretax for an asset disposition affected the comparability of results between periods. The effect of this charge decreased net income by $34.9 million, or $0.34 diluted earnings per share.

•

For the second quarter 2007, a charge of $1.6 million pretax for purchased research and development affected the comparability of results between periods. The effect of this charge decreased net income by $1.5 million, or $0.02 diluted earnings per share.

•

For the six months ended June 30, 2008, charges of $49.3 million pretax for purchased research and development and $40.5 million pretax for an asset disposition affected the comparability of results between periods. The effect of these charges decreased net income by $66.0 million, or $0.64 diluted earnings per share.

•

For the six months ended June 30, 2007, a charge of $1.6 million pretax for purchased research and development affected the comparability of results between periods. The effect of this charge decreased net income by $1.5 million, or $0.02 diluted earnings per share.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding a charge for an asset disposition; (2) research & development expense excluding payments for purchased research and development; (3) other (income) expense, net excluding a charge for an asset disposition; (4) the tax effect of the items set forth in (1) through (3) above; (5) net income excluding the items set forth in (1) through (4) above; and (6) diluted earnings per share excluding the items set forth in (1) through (4) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.